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                                                                    EXHIBIT 10.1

                                 SIDE AGREEMENT

            THIS SIDE AGREEMENT (this "Agreement"), dated July 13, 2000, by and among eFax.com (formerly known as eFax.com, Inc.), a Delaware corporation, with headquarters located at 1378 Willow Road, Menlo Park, California (the "Company"), Fisher Capital Ltd. and Wingate Capital Ltd. (collectively, Fisher Capital Ltd. and Wingate Capital Ltd. are referred to as the "Investors", or individually as an "Investor") and JFAX.COM, Inc., a Delaware corporation, with headquarters located at 6922 Hollywood Blvd., Suite 900, Hollywood, California ("JFAX").

            WHEREAS:

            A. The Company and the Investors entered into an Exchange Agreement, dated as of April 5, 2000 (the "Exchange Agreement").

            B. The Company and JFAX currently are engaged in discussions of a potential merger (such merger, provided that it is on substantially the same terms as set forth in the Draft Merger Agreement (as defined in the Exchange Agreement between the Investors and the Company dated as of July 13, 2000 (the "Series D Exchange Agreement")) (including without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement) is referred to in this Agreement as the "Merger") in which the Company will merge with a subsidiary of JFAX and the holders of the Company's Common Stock, $.01 par value (the "Company Common Stock"), will receive as consideration in connection with the Merger shares of JFAX's Common Stock, $0.01 par value (the "JFAX Common Stock").

            C. The Investors hold shares of the Company's Series B Convertible Preferred Stock, $.01 par value (the "Series B Shares"), which, prior to the Merger, will be exchanged into shares of the Series D Convertible Preferred Stock, $.01 par value (the "Series D Shares"), pursuant to the terms of the Series D Exchange Agreement.

            D. Pursuant to the terms of the Series D Exchange Agreement, prior to the consummation of the Merger, the Company and JFAX are required to execute this Agreement which provides for the issuance to each Investor of certain securities of JFAX upon consummation of the Merger in exchange for the Series D Shares in accordance with Section 4(p) of the Series D Exchange Agreement.

            E. Each Investor holds a warrant pursuant to a Series A Purchase Agreement (as defined in the Exchange Agreement) (collectively, the "Series A Warrants") which is exercisable for shares of the Company Common Stock.

            F. In connection with the Series A Warrants, the Company and the Investors entered into a Registration Rights Agreement, dated May 7, 1999 (the "Series A Registration Rights Agreement"), which provides for registration rights


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to the Investors for shares of the Company Common Stock acquired upon the exercise of the Series A Warrants.

            NOW THEREFORE, the Company, the Investors and JFAX hereby agree as follows:

            1. Form of New JFAX Warrants. The Investors agree to exchange the Series A Warrants for warrants of JFAX in the form of Exhibit A attached hereto (the "New JFAX Warrants") at the time of the Merger. Upon issuance by JFAX of the New JFAX Warrants, the Series A Warrants will be deemed cancelled and of no further force or effect. At the time of the Merger, JFAX agrees to issue the New JFAX Warrants in exchange for the Series A Warrants. JFAX agrees to use its best efforts to ensure that the JFAX Common Stock into which the New JFAX Warrants may be converted shall be listed on the Nasdaq National Market.

            2. Termination of the Agreements. At the time of the Merger and upon the conversion, directly or indirectly, of all of the Series D Shares into capital stock of JFAX and, if applicable, warrants to acquire shares of the capital stock of JFAX as set forth in Section 4(p) of the Series D Exchange Agreement and the exchange of the Series A Warrants for the New JFAX Warrants in accordance with the terms of this Agreement, the Series A Purchase Agreement, the Series A Registration Rights Agreement, the Exchange Agreement and the Series D Exchange Agreement (except for Section 4(r) thereof) will terminate.

            3. Listing of Shares of Company Common Stock on Nasdaq. The Investors agree that unless they specifically request in writing, for purposes of the listing on the Nasdaq National Market of additional shares of Company Common Stock which may be acquired upon the conversion of the Series D Shares into Company Common Shares (the "Additional Listing"), the Company will not be required to make the Additional Listing until the earlier of (i) the public announcement by the Company or JFAX of the abandonment or termination of the proposed Merger, and (ii) December 31, 2000, if the Company does not consummate a merger transaction with JFAX and JFAX.COM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of JFAX, on substantially the same terms as was disclosed in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement) on or prior to December 31, 2000 (the earlier of (i) and (ii) being the "Merger Termination Date"). The Company represents that it has previously listed 4.5 million shares of Company Common Stock which may be acquired upon the conversion of the Series D Shares.

            4. Limitation on Exchange.

            (a) Consideration Warrant. If the number of Series D Shares that an Investor and its affiliates hold at the time of the Merger would, if converted and



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absent the limitation in Section 4(p) of the Series D Exchange Agreement, result in such Investor and its affiliates receiving a number of shares of JFAX Common Stock in connection with the Merger which would exceed 10.00% of the number of shares of JFAX Common Stock outstanding immediately following the Merger, then in lieu of issuing shares of JFAX Common Stock for Series D Shares which, if converted, would result in such Investor and its affiliates receiving a number of shares of JFAX Common Stock in connection with the Merger which would exceed 10.00% of the number of shares of JFAX Common Stock outstanding immediately following the Merger (such Series D Shares are referred to herein as the "Blocked Preferred Shares"), JFAX shall issue such Investor a warrant in the form of Exhibit B attached hereto (a "Consideration Warrant") to purchase (at an exercise price of $0.01 per share) a number of shares of JFAX Common Stock equal to (i) the number of Blocked Preferred Shares which such Investor holds at the time of the Merger, multiplied by (ii) the quotient of (A) the Conversion Amount (as defined in the Series D Certificate of Designations (as defined in the Series D Exchange Agreement), divided by (B) the Conversion Price (as defined in the Series D Certificate of Designations), multiplied by (iii) the number of shares of JFAX Common Stock being issued in such Merger for each share of the Company Common Stock outstanding. Each Consideration Warrant shall expire not earlier than June 30, 2003, and shall contain such other terms which are set forth in Exhibit B.


            (b) Series D Shares to be Retired. At the time of the Merger, all of the then outstanding Series D Shares will be converted into shares of JFAX Common Stock and the Consideration Warrants in accordance with this Agreement and Section 4(p) of the Series D Exchange Agreement (except for cash in lieu of fractional shares) and will no longer be outstanding and shall be cancelled and retired. At the time of the Merger, JFAX shall issue (concurrent with the issuance of JFAX Common Stock to the holders of the Company Common Stock) to each Investor which holds Series D Shares at the time of the Merger in exchange for such Investor's Series D Shares (other than Blocked Preferred Shares) a number of shares of JFAX Common Stock equal to the product of (i) the number of Series D Shares which such Investor holds as of the time of the Merger (excluding any Blocked Preferred Shares, but including any Series D Shares (other than Blocked Preferred Shares) which such Investor is not able to convert, or with respect to which the Company is not obligated to issue Common Stock, as of the date of the consummation of the Merger due to the limitations of Section 5 or 14, respectively, of the Series D Certificate of Designations), multiplied by (ii) the quotient of (A) the Conversion Amount (as defined in the Series D Certificate of Designations), divided by (B) the Conversion Price (as defined in the Series D Certificate of Designations), multiplied by (iii) the number of shares of JFAX Common Stock being issued in the Merger for each share of Company Common Stock outstanding immediately prior to the Merger. Notwithstanding the foregoing, in no event shall an Investor be obligated to



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exchange its Series D Shares unless such exchange is in accordance with the requirements of Section 4(p) of the Series D Exchange Agreement.

            5. Registration of Warrants. At the time of the Merger, JFAX and the Investors agree to enter into a registration rights agreement in the form attached as Exhibit C hereto for the registration by JFAX of the shares of JFAX Common Stock for which the Consideration Warrants and the New JFAX Warrants may be exercised.

            6. Representation of Investors. The Investors have not granted and prior to the Merger Termination Date will not grant to any other party any rights under the Series B Shares, the Series D Shares, the Series A Warrants, the Exchange Agreement, the Series D Exchange Agreement or the Series A Registration Rights Agreement and have all rights to waive any rights which they may have under such documents.

            7. Substantially Same Terms. The Investors agree that the provisions of this Agreement shall not cause the Merger to not be on substantially the same terms as set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement). The parties agree that, unless waived in writing by each of the Investors, the Merger will not be deemed to be on substantially the same terms as set forth in the Draft Merger Agreement if the Triggering Event (as defined in the Series D Certificate of Designations) set forth in Section 3(b)(v) or 3(b)(vi) of the Series D Certificate of Designations shall be deemed to have occurred.

            8. Agreements of JFAX. This Agreement, together with the definitive Merger Agreement between JFAX and the Company, shall suffice as the written agreements which the Company is required to obtain from JFAX pursuant to Sections 4(p) and 4(q) of the Series D Exchange Agreement.

            9. Waiver of Appraisal Rights, Agreement to Vote. The Investors waive any appraisal rights which they may have in connection with the Merger pursuant to Section 262 of the Delaware General Corporation Law.

            10. Waiver of Rights. Immediately prior to the Merger, the Company and the Investors shall execute the Waiver Agreement in the form of Exhibit D hereto.

            11. Termination. This Agreement will terminate at the Merger Termination Date if the Merger has not occurred by such date on substantially the same terms as set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement).



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            12. Binding Effect. This Agreement will be binding upon any affiliate of the Investors to which any Series B Shares, Series D Shares, Company Common Stock or JFAX Common Stock may be transferred by the Investors prior to the Merger.

            13. Counterparts. This Agreement may be executed in two or more identical counterparts all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            14. Removal of Legends. Notwithstanding anything to the contrary in the New JFAX Warrants or the Consideration Warrants, JFAX agrees that all restrictive legends shall be removed and shall not be placed on any shares of JFAX Common Stock issued or issuable upon exercise of the New JFAX Warrants or the Consideration Warrants by the Investors, if (i) such Investor sells such shares pursuant to a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), (ii) in connection with a sale transaction, such Investor provides JFAX with an opinion of counsel, in a form reasonably acceptable to JFAX, to the effect that a public sale, assignment or transfer of the shares may be made without registration under the 1933 Act, or (iii) such Investor provides JFAX assurances reasonably acceptable to JFAX that such shares can be sold pursuant to Rule 144 under the 1933 Act without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

            15. Amendments. This Agreement may only be amended by a written agreement executed by each of the parties hereto.



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            16. Replacement of Warrants. If following the Merger, a
Consideration Warrant or New JFAX Warrant is lost, stolen, mutilated or destroyed, JFAX shall, upon receipt of an indemnification undertaking in a form reasonably acceptable to JFAX, issue a new Consideration Warrant or New JFAX Warrant, as the case may be, of like denomination and tenor as such Consideration Warrant or New JFAX Warrant which was lost, stolen, mutilated or destroyed.

            IN WITNESS WHEREOF, the Investors, the Company and JFAX have caused this Agreement to be duly executed as of the date first written above.

EFAX.COM                               FISHER CAPITAL LTD.



By: /s/ TODD J. KENCK                  By: /s/ DANIEL J. HOPKINS
   -------------------------------        --------------------------------------
   Name: Todd J. Kenck                    Name: Daniel J. Hopkins
   Its:  Chief Financial Officer          Its: Authorized Signatory

JFAX.COM, INC.                         WINGATE CAPITAL LTD.


By: /s/ STEVEN J. HAMERSLAG            By: /s/ DANIEL J. HOPKINS
   -------------------------------        --------------------------------------
   Name: Steven J. Hamerslag              Name: Daniel J. Hopkins
   Its:  President and CEO                Its: Authorized Signatory



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